UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

IMMUNOVANT, INC.
(Exact name of Registrant as specified in its Charter)

Delaware		001-38906	83-2771572
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street
New York,	NY		10018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Eric Venker, M.D., Pharm.D.

As previously disclosed, on April 18, 2025, the Board of Directors (the “Board”) of Immunovant, Inc. (the “Company”) appointed Eric Venker, M.D., Pharm.D., as Chief Executive Officer and principal executive officer of the Company, effective April 21, 2025 (the “Start Date”). In addition to serving in his capacity as the Company’s Chief Executive Officer and as a director of the Board, Dr. Venker also continued to serve in a role at Roivant Sciences, Inc. (“Roivant”), an affiliate of Roivant Sciences Ltd., the controlling shareholder of the Company, with the title President and Immunovant CEO.

In connection with his appointment as Chief Executive Officer of the Company, Dr. Venker entered into an employment agreement with IMVT Corporation, a wholly-owned subsidiary of the Company, dated as of July 28, 2025, pursuant to which he will receive an annual base salary of $672,000 and will be eligible to receive a discretionary annual performance bonus, with a target annual value equal to 72.25% of his base salary, subject to an assessment by the Compensation Committee of the Board (the “Compensation Committee”) of his performance, as well as overall Company performance. In addition, upon the recommendation of the Compensation Committee and pursuant to the terms of the Company’s 2019 Equity Incentive Plan (the “Plan”), the Board approved equity awards for Dr. Venker consisting of (i) 1,300,000 common stock options (the “Unit Option Award”), (ii) common stock options with an aggregate grant date value of $2,250,000 (the “Dollar Option Award” and, together with the Unit Option Award, the “Option Awards”), and (iii) an award of 1,475,000 capped value appreciation rights (“CVARs”) (such award, the “CVAR Award”), all of which were granted on July 28, 2025 (the “Grant Date”).

The number of shares underlying the Dollar Option Award is equal to 189,900, which was determined using an estimated "Black-Sholes" value based on the 30-day trailing average price of the Company’s common stock on the Nasdaq Global Select Market as of the Grant Date. The exercise price of the Option Awards is equal to the fair market value of the Company’s common stock on the Grant Date. The Option Awards are scheduled to vest over a four-year period, with 25% of the stock options vesting on April 21, 2026 and the balance vesting in a series of twelve (12) successive equal quarterly installments thereafter, provided Dr. Venker is employed by the Company or an Affiliate (as defined in the Plan) on each such vesting date. Further, following a vesting event, the shares of common stock underlying the Unit Option Award will be subject to a two (2) year holding period following such vesting event before such shares can be sold, unless Dr. Venker receives prior written consent from the Board, provided that Dr. Venker may sell such shares pursuant to any sell-to-cover transaction or dispose of such shares withheld to satisfy any applicable tax withholding obligations due to the exercise of the Option Awards. The Option Awards will immediately accelerate and vest in full and become exercisable following a change in control of the Company (as defined in the Plan).

The CVAR Award consists of 1,475,000 CVARs that will vest and settle into shares of the Company’s common stock upon the satisfaction of the applicable vesting and other requirements. The CVARs will vest on the first date that each of (i) the Service Requirement (as defined below), (ii) the Performance Requirement (as defined below) and (iii) the Knock-in Requirement (as defined below) have been satisfied. The “Service Requirement” applicable to the CVAR Award is satisfied as follows: (i) 25% of the CVAR Award vests on April 1, 2026; and (ii) the remaining 75% of the CVAR Award service-vests in 12 equal quarterly installments thereafter, provided Dr. Venker is employed by the Company or an Affiliate on each such vesting date. The “Performance Requirement” is tied to the achievement of a specified clinical development activity at the Company. The “Knock-in Requirement” requires that for any tranche of the CVAR award to become vested prior to the expiration date, the price of the Company’s common shares on a service-vesting date (or a subsequent annual measurement date before expiration) must be equal to or greater than $16.76 per share. Upon satisfaction of these vesting conditions (such portion of the CVAR Award, the “Vested CVARs”), the CVAR Award will entitle Dr. Venker to a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a share of common stock as of the relevant vesting date (capped at $16.76 per share) over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVAR Award will then settle into a number of shares of the Company’s common stock determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a share of common stock on the applicable payment date, which will be issued shortly following the applicable vesting date. Following the vesting of any portion of the CVAR Award, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations).

Dr. Venker is also entitled to certain severance benefits under the Employment Agreement. If Dr. Venker’s employment with the Company is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Dr. Venker for Good Reason (as defined in the Employment Agreement), he will receive, subject to certain conditions (including the delivery to the Company of a waiver and general release of claims, in the form provided promptly by the Company following the termination date (a “Release”)), (a) cash severance in the form of continuation of Dr. Venker’s then-current base salary for twelve (12) months following the termination date, (b) an amount equal to his target annual performance bonus, payable in equal monthly installments over the twelve (12) months following the termination date, and (c) monthly reimbursement of the COBRA premiums for continued group health and dental plan coverage in which he was enrolled as of immediately prior to the termination date, less active employee rates, for twelve (12) months following the termination date (or, if earlier, until the date Dr. Venker becomes eligible to be covered under a subsequent employer’s group health insurance plan) (collectively, the “Severance Benefits”). If Dr. Venker continues employment with Roivant despite termination of employment with the Company, then Dr. Venker is not eligible for the Severance Benefits.

The foregoing description of Dr. Venker’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOVANT, INC.

	By:	/s/ Christopher A. Van Tuyl
Name: Christopher A. Van Tuyl
Title: Chief Legal Officer
Date: July 29, 2025